Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Kratos Defense & Security Solutions, Inc. on Form S-4 (File No. 333-174745) and on Forms S-8 (File No. 333-90455, File No. 333-54818, File No. 333-71702, File No. 333-91852, File No. 333-116903, File No. 333-124957, File No. 333-127060, File No. 333-155317, File No. 333-157826, File No. 333-171257, File No. 333-167839 and File No. 333-173383) of our report dated October 4, 2010, relating to the financial statements of General Microwave Israel Corp not presented separately herein, appearing in Annex B to the Prospectus Supplement of Kratos Defense & Security Solutions, Inc. ("Kratos") filed with the Securities and Exchange Commission on February 8, 2011, pursuant to Kratos' Registration Statement on Form S-3 (File No. 333-161340).

/s/ BRIGHTMAN ALMAGOR ZOHAR & CO.

Certified Public Accountants

A member firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel

October 24, 2011